Exhibit 10.2.7

CONSOLIDATED EDISON COMPANY
OF
NEW YORK, INC.

DEFERRED INCOME PLAN

As Amended and Restated Effective as of January 1, 2019

Exhibit 10.2.7

TABLE OF CONTENTS

PREAMBLE1
Article I DEFINITIONS    2
1.01Accounts    2
1.02Affiliated Company    3
1.03Affiliated Incentive Award Contributions    3
1.04Affiliated Incentive Award Contributions Account    4
1.05Affiliated Incentive Awards    4
1.06ATIP    4
1.07ATIP Award Contributions    4
1.08ATIP Award Contributions Account    4
1.09Basic Salary Deferral Contributions    5
1.10Basic Salary Deferral Contributions Account    5
1.11Basic Salary Matching Company Contributions    5
1.12Basic Salary Matching Company Contribution Account    5
1.13Beneficiary    6
1.14Board or Board of Trustees    6
1.15CEO    6
1.16Change of Control    6
1.17Code    9
1.18Company    9
1.19Compensation    10
1.20DCPF    10
1.21Deemed Investment Option    10
1.22Deferred Compensation Agreement    10
1.23Dividend Equivalent Payments Contributions    11

Exhibit 10.2.7

1.24Dividend Equivalent Payments Contributions Account    11
1.25Effective Date    11
1.26EIP    11
1.27EIP Award Contributions    11
1.28EIP Award Contributions Account    12
1.29Eligible Employee    12
1.30ERISA    12
1.31Executive Incentive Plan    12
1.32LTIP    12
1.33LTIP Award Contributions    12
1.34LTIP Award Contributions Account    13
1.35Mandatory Bonus Deferral Contributions    13
1.36Mandatory Bonus Deferral Contribution Account    13
1.37Mandatory Deferral Portion    13
1.38Officer    14
1.39Optional Bonus Deferral Contributions    14
1.40Optional Bonus Deferral Contribution Account    14
1.41Optional Deferral Portion    14
1.42Other Contributions    14
1.43Other Contributions Account    15
1.44Participant    15
1.45Plan or DIP    15
1.46Plan Administrator    15
1.47Plan Recordkeeper    16
1.48Plan Year    16
1.49Potential Change of Control    16
1.50Restricted Stock Cash Value Contributions    21
1.51Restricted Stock Cash Value Contributions Account    21
1.52Retirement    21

Exhibit 10.2.7

1.53Section 409A    22
1.54Separation from Service    22
1.55Specified Employee    22
1.56Statutory Compensation Limitation    23
1.57Supplemental Salary Deferral Contributions    23
1.58Supplemental Salary Deferral Contributions Account    23
1.59Supplemental Salary Matching Company Contributions Account    23
1.60Supplemental Salary Matching Company Contributions    23
1.61Thrift Savings Plan    24
1.62Unforeseeable Emergency    24
1.63Valuation Date    24
Article II PARTICIPATION    24
2.01Participation    24
2.02Deferred Compensation Agreements    25
2.03Agreements that Qualify as Deferred Compensation Agreements            28
2.04Termination of Participation    29
Article III ACCOUNTS    29
3.01Amount of Contributions to be Credited    29
3.02Accounting for Contributions    36
3.03Accounts and Rate of Return    37
3.04Vesting of Accounts    39
3.05Individual Accounts    40
Article IV PAYMENT OF BENEFITS    40
4.01Commencement of Payment and Timing of Distributions    40
4.02Method or Form of Payment    42
4.03Payment Upon Death    44
4.04Payment Upon the Occurrence of a Change of Control    44
4.05Payment Upon Unforeseeable Emergency    44

Exhibit 10.2.7

4.06Death Benefit    45
4.07Six-month Delay for Specified Employees    46
4.08Subsequent Redeferral    47
Article V PLAN ADMINISTRATION    48
5.01Responsibility for Account Determination    48
5.02Duties of Plan Administrator    48
5.03Procedure for Payment of Benefits under the Plan    48
Article VI GENERAL PROVISIONS    49
6.01Funding    49
6.02Discontinuance and Amendment    51
6.03Termination of Plan    51
6.04Plan Not a Contract of Employment    52
6.05Withholding Taxes    53
6.06Nonalienation    53
6.07Assumption of Liabilities    53
6.08Code Section 409A    54
6.09Claims and Review Procedure    55
6.10Construction    58
6.11Adoption by Affiliated Companies    59

CONSOLIDATED EDISON COMPANY OF NEW YORK, INC.
DEFERRED INCOME PLAN
PREAMBLE

The Supplemental Thrift Savings Plan of Consolidated Edison Company of New York, Inc., effective as of January 1, 1994, has been amended and restated in its entirety and renamed the Consolidated Edison Company of New York, Inc. Deferred Income Plan (the “Plan” or “DIP”), effective as of April 1, 1999, as amended from time to time. The purpose of the Plan is to provide a means (i) for receiving employer matching contributions for those employees participating in The Consolidated Edison Thrift Savings Plan (the “Thrift Savings Plan”) with respect to whom salary deferral and employer matching contributions under the Thrift Savings Plan are or will be limited by application of the limitations imposed on qualified plans by certain sections of the Code (as defined below); (ii) of providing such employees with an opportunity to defer a portion of their salary in accordance with the terms of the Plan as hereinafter set forth; and (iii) of providing employees who received an “Affiliated Incentive Award,” as such term is defined in this Plan with an opportunity to defer receipt of all or a portion of an Affiliated Incentive Award.
All benefits payable under this Plan, which is intended to constitute a nonqualified, unfunded deferred compensation plan for a select group of management employees under Title I of ERISA within the meaning of sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974, shall be paid out of the general assets of the Company. The Company intends that the amounts deferred by employees participating in the Plan, and any notional earnings thereon, at all times be subject to the claims of the general creditors of the Company. Notwithstanding any other provision of this Plan, this Plan shall be interpreted, operated and administered in a manner consistent with these intentions. The Company may establish and fund a trust in order to aid it in providing benefits due under the Plan.
Article I
DEFINITIONS
1.01    Accounts means the aggregate of a Participant’s Affiliated Incentive Award Contributions Account, ATIP Award Contributions Account, Basic Salary Deferral Contributions Account, Basic Salary Matching Company Contributions Account, Dividend Equivalent Payments Contributions Account, EIP Award Contributions Account, LTIP Award Contributions Account, Mandatory Bonus Deferral Contributions Account, Optional Bonus Deferral Contributions Account, Restricted Stock Cash Value Contributions Account, Supplemental Salary Deferral Contributions Account, Supplemental Salary Matching Company Contributions Account, and any other Account or sub-Account, including any Other Contributions Account, that may be established by the Plan Administrator from time to time on behalf of a Participant.
1.02    Affiliated Company means an entity or person with whom the Company would be considered a single employer under Sections 414(b) or 414(c) of the Code, a group of trades or businesses (whether or not incorporated) which are under common control as defined in Code Section 414(c), or an affiliated service group as defined in Code Section 414(m) of which the Company is a member; and any entity otherwise required to be aggregated with the Company pursuant to Code Section 414(o) or the regulations issued thereunder; and any other entity in which the Company has an ownership interest and to which the Company elects to make participation in this Plan available, in each case, that has been approved by the Plan Administrator.
1.03    Affiliated Incentive Award Contributions means the amount of an applicable Participant’s Affiliated Incentive Awards contributed to this Plan and credited on such Participant’s behalf pursuant to Section 3.01.
1.04    Affiliated Incentive Award Contributions Account means the bookkeeping account maintained for each applicable Participant to record all amounts credited (or debited) on his or her behalf pursuant to Section 3.01, earnings, gains and losses on these amounts pursuant to Section 3.03, and debits for administrative expenses allocated pursuant to Section 6.01.
1.05    Affiliated Incentive Awards
means either an AEIP award under the Annual Executive Incentive Plan or an AIP award under the Annual Incentive Plan for Con Edison Clean Energy Businesses, Inc. an EIP award, an AIP award under the Annual Incentive Plan for Con Edison Transmission, Inc. or an incentive award under a Company or Affiliated Company incentive bonus plan that has been approved by the Plan Administrator.
1.06    ATIP means the Orange and Rockland Utilities, Inc. Annual Team Incentive Program, as amended from time to time.
1.07    ATIP Award Contributions means the amount of an applicable Participant’s ATIP awards contributed to this Plan and credited on such Participant’s behalf pursuant to Section 3.01.
1.08    ATIP Award Contributions Account means the bookkeeping account maintained for each applicable Participant to record all amounts credited (or debited) on his or her behalf pursuant to Section 3.01, earnings, gains and losses, on these amounts pursuant to Section 3.03, and debits for administrative expenses allocated pursuant to Section 6.01.
1.09    Basic Salary Deferral Contributions means the amount of contributions credited on a Participant’s behalf, and those deemed as Basic Salary Deferrals under Section 3.01.
1.10    Basic Salary Deferral Contributions Account means the bookkeeping account maintained for each applicable Participant to record all amounts credited (or debited) on such Participant’s behalf pursuant to Section 3.01, earnings, gains and losses on these amounts pursuant to Section 3.03, and debits for administrative expenses allocated pursuant to Section 6.01.
1.11    Basic Salary Matching Company Contributions means Employer Matching Contributions, as such term is defined in the Thrift Savings Plan credited on a Participant’s behalf under Section 3.01.
1.12    Basic Salary Matching Company Contribution Account means the bookkeeping account maintained for each applicable Participant to record all amounts credited (or debited) on such Participant’s behalf pursuant to Section 3.01, earnings, gains and losses, on those amounts pursuant to Section 3.03, and debits for administrative expenses allocated pursuant to Section 6.01.
1.13    Beneficiary means the person, persons, or entity designated by the Participant to receive the benefits credited to the Participant’s Accounts in the event of the Participant’s death. A Participant must make a separate designation of Beneficiary for the death benefit payable pursuant to Section 4.06. In the event the Participant has not named a Beneficiary or a designated Beneficiary does not survive the Participant, the Participant’s Accounts and death benefit (if applicable) will be distributed to the Participant’s estate.
1.14    Board or Board of Trustees means the Board of Trustees of the Company.
1.15    CEO
means the Chief Executive Officer of Consolidated Edison Company Of New York, Inc.
1.16    Change of Control means and shall be deemed to have occurred as of the date of the first to occur of the following events:
(a)    any Person or Group acquires stock of the Company that, together with stock held by such Person or Group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Company. However, if any Person or Group is considered to own more than 50% of the total fair market value or total voting power of the stock of the Company, the acquisition of additional stock by the same Person or Group is not considered to cause a Change of Control of the Company. An increase in the percentage of stock owned by any Person or Group as a result of a transaction in which the Company acquires its stock in exchange for property will be treated as an acquisition of stock for purposes of this subsection. This subsection applies only when there is a transfer of stock of the Company (or issuance of stock of the Company) and stock in the Company remains outstanding after the transaction;
(b)    any Person or Group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person or Group) ownership of stock of the Company possessing 30% or more of the total voting power of the stock of the Company;
(c)    a majority of members of the Board is replaced during any 12-month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election; or
(d)    any Person or Group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person or Group) assets from the Company that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets. However, no Change of Control shall be deemed to occur under this subsection (d) as a result of a transfer to:

(i)	A shareholder of the Company (immediately before the asset transfer) in exchange for or with respect to its stock;

(ii)	An entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Company;

(iii)	A Person or Group that owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding stock of the Company; or

(iv)	An entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a person described in clause (iii) above.
For these purposes, the term “Person” shall mean an individual, corporation, association, joint stock company, business trust or other similar organization, partnership, limited liability company, joint venture, trust, unincorporated organization or government or agency, instrumentality or political subdivision thereof (but shall not include the Employer, any underwriter temporarily holding securities pursuant to an offering of such securities, any trustee or other fiduciary holding securities under an employee benefit plan of the Employer, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of voting stock of the Company). The term “Group” shall have the meaning set forth in Rule 13d-5 of the Securities Exchange Act of 1934, as amended. If any one Person, or Persons acting as a Group, is considered to effectively control the Company as described in subsections (b) or (c) above, the acquisition of additional control by the same Person or Persons is not considered to cause a Change of Control.
1.17    Code means the Internal Revenue Code of 1986, as amended from time to time, and any regulations issued thereunder. Reference to any section of the Code shall include any successor provision thereto.
1.18    Company means Consolidated Edison Company of New York, Inc. or any successor thereto by merger, purchase or otherwise; provided, however, that for purposes of the definition of “Change of Control” and the definition of “Potential Change of Control,” “Company” means the highest level holding company of Consolidated Edison Company of New York, Inc. (or any successor thereto which continues this Plan) which has publicly traded common stock. “Company” shall also include any Affiliated Company listed in Appendix A that has adopted the Plan.
1.19    Compensation means an Eligible Employee’s “annual base salary before Pre-Tax Contributions and Roth Contributions.
1.20    DCPF
means the Defined Contribution Pension Formula for management employees as defined in the Thrift Savings Plan.

1.21    Deemed Investment Option means the deemed rate of return with respect to the investment funds as may from time to time be selected by the Plan Administrator in accordance with Section 3.03.
1.22    Deferred Compensation Agreement means a deferral and distribution election form and agreement entered into between the Company and the Participant pursuant to Sections 2.02 and 3.02 (or such other agreement as determined by the Plan Administrator in its sole discretion) under which the Participant specifies (i) the amount that the Participant has elected to defer to the Plan in accordance with the provisions of Article III, and (ii) the payment schedule applicable to one or more Accounts in accordance with the provisions of Article IV. A Deferred Compensation Agreement may also specify the allocation of the Deemed Investment Options described in Section 3.03 among the available Deemed Investment Options as determined by the Plan Administrator, in its sole discretion.
1.23    Dividend Equivalent Payments Contributions means the payments made on the restricted stock units awarded to a Participant in a Deferred Compensation Agreement.
1.24    Dividend Equivalent Payments Contributions Account means the bookkeeping account maintained for each applicable Participant, who is entitled to a Dividend Equivalent Payments Contributions, to record all amounts credited (or debited) on such Participant’s behalf pursuant to Section 3.02, earnings, gains and losses on these amounts pursuant to Section 3.03, and debits for administrative expenses allocated pursuant to Section 6.01.
1.25    Effective Date means January 1, 2019.
1.26    EIP means the Consolidated Edison Company of New York, Inc. 2005 Executive Incentive Plan (EIP), as amended and restated from time to time.
1.27    EIP Award Contributions means the amount of an applicable Participant’s EIP Awards contributed to this Plan and credited on such Participant’s behalf pursuant to Section 3.01.

1.28    EIP Award Contributions Account
means the bookkeeping account maintained for each applicable Participant to record all amounts credited (or debited) on his or her behalf pursuant to Section 3.01, earnings, gains and losses on these amounts pursuant to Section 3.03, and debits for administrative expenses allocated pursuant to Section 6.01.
1.29    Eligible Employee means (i) an officer of the Company or an Affiliated Company or (ii) a management employee of the Company or an Affiliated Company whose Compensation for a Plan Year exceeds the Statutory Compensation Limitation and who is eligible to and is a participant in the Thrift Savings Plan, or (iii) any other individual who is designated by the CEO as eligible to participate in the Plan.
1.30    ERISA means the Employee Retirement Income Security Act of 1974, as amended from time to time.
1.31    Executive Incentive Plan means the Consolidated Edison Company of New York, Inc. Executive Incentive Plan as amended from time to time (as in effect on December 31, 2004).
1.32    LTIP means the Consolidated Edison, Inc. Long Term Incentive Plan, as amended from time to time.
1.33    LTIP Award Contributions means the amount of an applicable Participant’s award under the LTIP elected to be received in cash and contributed to this Plan and credited on such Participant’s behalf pursuant to Section 3.01.
1.34    LTIP Award Contributions Account means the bookkeeping account maintained for each applicable Participant to record all amounts contributed to this Plan from his or her awards under the LTIP and credited (or debited) on such Participant’s behalf pursuant to Section 3.01, earnings, gains and losses other than amounts pursuant to Section 3.03, and debits for administrative expenses allocated pursuant to Section 6.01.
1.35    Mandatory Bonus Deferral Contributions means the amount of contributions credited on a Participant’s behalf pursuant to Section 3.01.
1.36    Mandatory Bonus Deferral Contribution Account means the bookkeeping account maintained for each applicable Participant to record all amounts credited (or debited) on such Participant’s behalf under Section 3.01, earnings, gains and losses on those amounts pursuant to Section 3.03, and debits for administrative expenses allocated pursuant to Section 6.01.
1.37    Mandatory Deferral Portion means the “Mandatory Deferral Portion,” as such term is defined in the Executive Incentive Plan.

1.38    Officer
means any employee of the Company who is designated as an officer of the Company or Affiliated Company.
1.39    Optional Bonus Deferral Contributions means the amount of contributions credited on a Participant’s behalf pursuant to Section 3.01.
1.40    Optional Bonus Deferral Contribution Account means the bookkeeping account maintained for each applicable Participant to record all amounts credited (or debited) on such Participant’s behalf under Section 3.01, earnings, gains and losses on those amounts pursuant to Section 3.03, and debits for administrative expenses allocated pursuant to Section 6.01.
1.41    Optional Deferral Portion means the “Optional Deferral Portion,” as such term is defined in the Executive Incentive Plan.
1.42    Other Contributions
means the amount of an applicable Participant’s deferrals, matching contributions and incentive contributions (as applicable) as the Plan Administrator may credit on such Participant’s behalf from time to time pursuant to Section 3.01, including any amounts credited for the 2018 Plan Year on behalf of applicable Participants covered under the DCPF.

1.43    Other Contributions Account
means the bookkeeping account maintained for each Participant to record all amounts credited (or debited) on such Participant’s behalf under Section 3.01, earnings, gains and losses on those amounts pursuant to Section 3.03, and debits for administrative expenses allocated pursuant to Section 6.01, including any bookkeeping accounts maintained with respect to contributions made for the 2018 Plan Year on behalf of applicable Participants covered under the DCPF.
1.44    Participant
means (i) each Eligible Employee who has made an election described in Section 2.02; (ii) each Eligible Employee who has a written employment agreement under which such person is granted an award of restricted stock units; and (iii) such other Eligible Employee who is covered by the provisions of Section 4.06.
1.45    Plan or DIP means the Consolidated Edison Company of New York, Inc. Deferred Income Plan as set forth in this document and as amended from time to time.
1.46    Plan Administrator means the Vice President, Human Resources, of the Company, appointed by the CEO, or such person or entity designated by the Plan Administrator, to administer the Plan as provided in Article V.
1.47    Plan Recordkeeper
means the individual or entity designated by the Plan Administrator, to administer the day-to-day operations of the Plan,
1.48    Plan Year means the calendar year.
1.49    Potential Change of Control means an event which shall occur if:
(a)    the Company enters into a definitive written agreement, the consummation of which would result in the occurrence of a “Change Event”;
(b)    the Company or any Person (as defined in Section 1.16) publicly announces an intention to take or to consider taking actions which, if consummated, would constitute a “Change Event”; or
(c)    any Person becomes the beneficial owner (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing 15% or more of the then outstanding shares of Common Stock of the Company or the combined voting power of the Company’s then outstanding securities.
(d)    For the purposes of this Section, a “Change Event” means an event which shall occur if:

(i)
any person, as defined in Section 3(a)(9) of the Exchange Act, as such term is modified in Sections 13(d) and 14(d) of the Exchange Act (other than (i) any employee plan established by any “Corporation” (which for these purposes shall be deemed to be the Company and any corporation, association, joint venture, proprietorship or partnership which is connected with the Company either through stock ownership or through common control, within the meaning of Sections 414(b) and (c) and 1563 of the Code), (ii) the Company or any of its affiliates (as defined in Rule 12b-2 promulgated under the Exchange Act), (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by stockholders of the Company in substantially the same proportions as their ownership of the Company) (a “Person”), is or becomes the beneficial owner (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company (excluding from the securities beneficially owned by such Person any securities directly acquired from the Company or its affiliates other than in connection with the acquisition by the Company or its affiliates of a business) representing 20% or more of either the then outstanding shares of Common Stock of the Company or the combined voting power of the Company’s then outstanding voting securities;

(ii)
during any period of up to two consecutive years individuals who, at the beginning of such period, constitute the Board cease for any reason to constitute a majority of the directors then serving on the Board, provided that any person who becomes a director subsequent to the beginning of such period and whose appointment or election by the Board or nomination for election by the Company’s shareholders was approved by at least two thirds of the directors then still in office who either were directors at the beginning of such period or whose appointment, election or nomination for election was previously so approved (other than a director (i) whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act; or ii) who was designated by a person who has entered into an agreement with the Company to effect a transaction described in paragraph (a), (c) or (d) of this Section 1.55) shall be deemed a director as of the beginning of such period;

(iii)
consummation of a merger or consolidation of the Company with any other corporation or approval of the issuance of voting securities of the Company in connection with a merger or consolidation of the Company occurs (other than (i) a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of any Corporation, at least 51% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the beneficial owner (as defined in paragraph (a) above), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates other than in connection with the acquisition by the Company or the affiliates of a business) representing 20 percent or more of either the then outstanding shares of Common Stock of the Company or the combined voting power of the Company’s then outstanding voting securities; or

(iv)
the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 65% of the combined voting power of the voting securities of which are owned by persons in substantially the same proportions as their ownership of the Company immediately prior to the sale.

Notwithstanding the foregoing, no “Change Event” shall be deemed to have occurred if there is consummated any transaction, or series of integrated transactions, immediately following which the record holders of the Common Stock immediately prior to such transaction, or series of integrated transactions, continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of integrated transactions.
1.50    Restricted Stock Cash Value Contributions means the cash value of the restricted stock units awarded to a Participant in an agreement. The amount of the Restricted Stock Cash Value Contributions is determined by the terms and conditions of the particular agreement.
1.51    Restricted Stock Cash Value Contributions Account means the bookkeeping account maintained for each applicable Participant to record amounts credited (or debited) on such Participant’s behalf under Section 3.01, earnings, gains and losses on those amounts, pursuant to Section 3.03, and debits for administrative expenses allocated pursuant to Section 6.01.
1.52    Retirement means a Separation from Service either (a) under circumstances in which the Participant is eligible to receive an early retirement or normal retirement pension benefit under a defined benefit plan maintained by the Company or an Affiliated Company, (b) in the case of any Participant who is employed after age 60 and who is not eligible to receive an early retirement or normal retirement pension benefit under any defined benefit plan, on or after the Participant’s 65th birthday, (c) in the case of any Officer who incurs a Separation from Service at age 65 due to the Company’s mandatory retirement policy for Officers, provided that he or she has completed at least one year of service with the Company or (d) in the case of any Officer who incurs a Separation from Service on or after attaining age 55 and completing at least five years of service with the Company.
1.53    Section 409A means Section 409A of the Code and the applicable rulings and regulations promulgated thereunder.
1.54    Separation from Service means with respect to a Participant, a “separation from service” with the Company as determined under the default provisions in Treasury Regulation Section 1.409A-1(h).
1.55    Specified Employee means a specified employee of the Company as determined under the Company’s established methodology for determining “specified employees” under Section 409A on the date on which a Participant incurs a Separation from Service.
1.56    Statutory Compensation Limitation means the limitation set forth in Section 401(a)(17) of the Code as in effect each year for the Thrift Savings Plan.
1.57    Supplemental Salary Deferral Contributions means the amount of contributions credited on a Participant’s behalf under Section 3.01.
1.58    Supplemental Salary Deferral Contributions Account means the bookkeeping account maintained for each applicable Participant to record all amounts credited (or debited) on such Participant’s behalf under Section 3.01, earnings, gains and losses on those amounts pursuant to Section 3.03, and debits for administrative expenses allocated pursuant to Section 6.01.
1.59    Supplemental Salary Matching Company Contributions Account means the bookkeeping account maintained for each applicable Participant to record all amounts credited (or debited) on such Participant’s behalf under Section 3.01, earnings, gains and losses on those amounts pursuant to Section 3.03, and debits for administrative expenses allocated pursuant to Section 6.01.
1.60    Supplemental Salary Matching Company Contributions means the amount of contributions credited on a Participant’s behalf under Section 3.01.
1.61    Thrift Savings Plan means The Consolidated Edison Thrift Savings Plan as amended from time to time.
1.62    Unforeseeable Emergency means an “unforeseeable emergency” within the meaning of Section 409A (a)(2)(B)(ii). The Plan Administrator shall determine whether the circumstances presented by the Participant constitute an unanticipated emergency consistent with the requirements of Section 409A.
1.63    Valuation Date means the last business day of each calendar month, and any other date designated as a Valuation Date by the Plan Administrator in its sole discretion.

ARTICLE II
PARTICIPATION
2.01    Participation
An Eligible Employee who completes the Deferred Compensation Agreement and elects to enroll in the DIP shall become a Participant in the Plan on the earliest of:
(a)    the date the Eligible Employee first elects to have his or her Basic Salary Deferral Contributions or Supplemental Salary Deferral Contributions credited to the Plan;
(b)    the date the Eligible Employee first elects to have his or her Affiliated Incentive Award Contributions credited to the Plan;
(c)    the date the Eligible Employee first elects to have his or her LTIP Award Contributions credited to the Plan; or
(d)    the date set forth in an Eligible Employee’s Deferred Compensation Agreement.
2.02    Deferred Compensation Agreements
(a)    Any Eligible Employee who wishes to have amounts credited to his or her Account under the Plan shall complete, execute and file with the Plan Recordkeeper an irrevocable Deferred Compensation Agreement in accordance with such procedure established by the Plan Administrator from time to time.
(b)    Notwithstanding the provisions of paragraph (a) above, subject to approval by the Plan Administrator, in its sole discretion, an individual who becomes an Eligible Employee and wishes to participate in the Plan during the Plan Year such individual first becomes an Eligible Employee must, no later than 30 days following the date such individual becomes an Eligible Employee (provided such Eligible Employee does not participate in any other Company “account balance plan,” as such term is defined under Section 409A), complete, execute and file with the Plan Administrator an irrevocable Deferred Compensation Agreement.
(c)    A Deferred Compensation Agreement for a Plan Year shall be in a written or electronic form ~~writing~~ and be properly completed upon a form approved by the Plan Administrator, or his or her designee, who shall be the sole judge of the proper completion thereof. Such Deferred Compensation Agreement shall specify:

(i)
the Participant’s election to have his or her Compensation reduced by no less than the minimum amount of Employer Matching Contribution that the Participant receives under the Thrift Savings Plan, as may be amended from time to time, or such other percentage as specified for such purpose by the Plan Administrator.

(ii)
the percentage of the Participant’s Compensation to be reduced and credited on the Participant’s behalf to the DIP by the Company as Supplemental Salary Deferral Contributions. Such percentage shall be in multiples of 1% and shall not exceed 50% unless the Plan Administrator specifies some other percentage for such purpose;

(iii)	the Participant’s preferences for allocating contributions credited for such Plan Year among the Deemed Investment Options;

(iv)
if applicable, the specific payment commencement date for any In-Service Distribution permitted in accordance with Section 4.01(a), which date shall not be earlier than the end of the Plan Year to which such deferral relates; and

(v)	an election, if any, of the form of payment upon the Participant’s Separation from Service as provided in Section 4.02(b).
(d)    Any Deferred Compensation Agreement made by an Eligible Employee shall be effective only with respect to Compensation to be earned in the Plan Year(s) following the date on which the Deferred Compensation Agreement is effective. Basic Salary Deferral Contributions, Supplemental Salary Deferral Contributions, Affiliated Incentive Awards, LTIP Award Contributions and any Other Contributions that the Plan Administrator may determine from time to time as eligible for this Plan are to be credited in the Plan Year to which such Deferred Compensation Agreement relates. The terms of an Eligible Employee’s Deferred Compensation Agreements may differ from Plan Year to Plan Year.
(e)    Notwithstanding the foregoing, if a Participant receives a hardship withdrawal of pretax contributions from the Thrift Savings Plan or any other plan which is maintained by the Company and which meets the requirements of Section 401(k) of the Code (or any successor thereof) and is precluded from making contributions to such plan for at least 12 months after receipt of the hardship withdrawal, the Participant’s Deferred Compensation Agreement, if any, shall be cancelled for the remainder of the Plan Year in which the Participant receives the hardship withdrawal distribution from the Thrift Savings Plan. Any Compensation payment which would have been deferred pursuant to the Participant’s Deferred Compensation Agreement but for the application of this paragraph (e) shall be paid to the Participant as if the Participant had not entered into the Deferred Compensation Agreement.
2.03    Agreements that Qualify as Deferred Compensation Agreements
An Eligible Employee who has entered into an agreement providing for the award of restricted stock units and prior to January 1, 2018 has elected to defer some or all of his or her dividend equivalent payments, his or her restricted stock units cash value or both into the Plan will be subject to the terms and conditions set forth in his or her agreement to the extent such terms and conditions are not inconsistent with the Plan. If there are inconsistencies between the Plan and an agreement, the Plan Administrator will have the sole discretion to make final and binding decisions with regard to those contributions that have been set aside in the Plan. In all cases, such decisions shall be consistent with the requirements of Section 409A.
2.04    Termination of Participation
Except for an Officer’s or designated Participant’s right to a death benefit upon his or her retirement as set forth in Section 4.06 below, a Participant’s participation in the Plan shall terminate when the total vested portion of the Participant’s Accounts under the Plan is distributed to the Participant or on the Participant’s behalf.

ARTICLE III
ACCOUNTS
3.01    Amount of Contributions to be Credited
For any Plan Year, the amount of contributions to be recorded on the books of the Company on behalf of a Participant shall be equal to the sum of the Affiliated Incentive Award Contributions, ATIP Award Contributions, Basic Salary Deferral Contributions, Basic Salary Matching Company Contributions, Dividend Equivalent Payment Contributions, EIP Award Contributions, LTIP Award Contributions, Mandatory Bonus Deferral Contributions, Optional Bonus Deferral Contributions, Restricted Stock Cash Value Contributions, Supplemental Salary Deferral Contributions, Supplemental Salary Matching Contributions, and any Other Contributions that may be allowed by the Plan Administrator from time to time under the following paragraphs. In addition, the amounts credited on a Participant’s behalf under the DIP shall be recorded on the books of the Company on behalf of such Participant as set forth below.
(a)    Affiliated Incentive Award Contributions. The amount of Affiliated Incentive Award Contributions for a Plan Year will be equal to the amount of the Participant’s Affiliated Incentive Awards he or she elects to defer into the Plan in accordance with the applicable Participant’s Deferred Compensation Agreement.
(b)    ATIP Award Contributions. The amount of an ATIP Award Contributions for a Plan Year will be equal to the amount of the Participant’s ATIP award he or she elects to receive in cash and defer into this Plan in accordance with the applicable Participant’s Deferred Compensation Agreement.
(c)    Basic Salary Deferral Contributions. The amount of Basic Salary Deferral Contributions for a Plan Year shall be equal to the designated percentage of Compensation elected by the Participant in the Participant’s Deferred Compensation Agreement, provided that the reduction in the Participant’s Compensation for Basic Salary Deferral Contributions elected by the Participant shall be made only with respect to Compensation payable in the Plan Year beginning after the date the Participant’s Deferred Compensation Agreement becomes effective. Except as provided in this Section 3.01, Basic Salary Deferral Contributions are permitted under this paragraph (a) only with respect to the Participant’s Compensation for which pre-tax contributions could not be contributed to the Thrift Savings Plan because of the Statutory Limitations.
A Participant must elect to defer at least the minimum amount of Employer Matching Contributions that the Participant receives under the Thrift Savings Plan based on his or her Compensation earned in such Plan Year as a Basic Salary Deferral Contribution. Amounts in excess of the minimum amount of Employer Matching Contributions that the Participant receives under the Thrift Savings Plan may be deferred as Supplemental Salary Deferral Contributions to the extent such Participant is eligible to make Supplemental Salary Deferral Contributions.

(d)    Basic Salary Matching Company Contributions. The amount of Basic Salary Matching Company Contributions for a Plan Year shall be equal to the sum of the Basic Salary Deferral Contributions and Supplemental Salary Deferral Contributions made on the Participant’s behalf for the Plan Year multiplied by the rate at which Employer Matching Contributions are made under the Thrift Savings Plan; provided, however, that such amount shall not exceed the result of (i) minus (ii) as follows:

(i)	the product of (a), (b) and (c) as follows:

a)	is an amount equal to the Participant’s Compensation (as defined in Section 1.19 above) for the Plan Year;

b)	is the maximum percentage with respect to which Employer Matching Contributions that may be made under the Thrift Savings Plan; and

c)
is the rate at which Employer Matching Contributions are made under the Thrift Savings Plan within the Code limitations for tax qualified retirement plans (with amounts in excess of these Code limitations being contributed to the Plan); and

(ii)	is the actual amount of the Employer Matching Contributions made by the Company on behalf of the Participant under the Thrift Savings Plan for such Plan Year.

(e)    Dividend Equivalent Payments Contributions. The amount of Dividend Equivalent Payments Contributions for a Plan Year will be equal to the dividend payments attributable to the number of restricted stock units paid on the dividend payment dates during the Plan Year that have been deferred in accordance with the applicable Participant’s Deferred Compensation Agreement.
(f)    EIP Award Contributions. The amount of EIP Award Contributions for a Plan Year will be equal to the amount of the Participant’s EIP award he or she elects to defer into the Plan in accordance with the applicable Participant’s Deferred Compensation Agreement.
(g)    LTIP Award Contributions. The amount of LTIP Award Contributions for a Plan Year will be equal to the amount of the Participant’s LTIP award he or she elects to receive in cash and defer the cash value into the Plan in accordance with the applicable Participant’s Deferred Compensation Agreement.
(h)    Mandatory Bonus Deferral Contributions. The amount of Mandatory Bonus Deferral Contributions for a Plan Year shall be equal to the value of any portion of the Mandatory Deferral Portion of an “Incentive Award” as granted under the Executive Incentive Plan that is administered and accounted for as a liability under this Plan in accordance with the Executive Incentive Plan.
(i)    Optional Bonus Deferral Contributions. The amount of Optional Bonus Deferral Contributions for a Plan Year shall be equal to the value of the Optional Deferral Portion of an “Incentive Award” as granted under the Executive Incentive Plan that is administered and accounted for as a liability under this Plan in accordance with the Executive Incentive Plan.
(j)    Other Contributions. The amount of Other Contributions for a Plan Year that may be deferred or contributed on behalf of a Participant as may be determined from time to time by the Plan Administrator in its sole discretion, including any amounts credited for the 2018 Plan Year on behalf of applicable Participants covered under the DCFP.
(k)    Restricted Stock Cash Value Contributions. The amount of Restricted Stock Cash Value Contributions for a Plan Year will be determined based on the Deferred Compensation Agreement of the affected Participant.
(l)    Supplemental Salary Deferral Contributions. The amount of Supplemental Salary Deferral Contributions for a Plan Year shall be equal to the designated percentage of Compensation elected by the Participant in the Participant’s Deferred Compensation Agreement in accordance with Section 2.02, provided that the reduction in the Participant’s Compensation corresponding to the Supplemental Salary Deferral Contributions elected by the Participant shall be made only with respect to Compensation earned and payable in the Plan Year after the date the Participant’s Deferred Compensation Agreement becomes effective or, if the Participant so elects on the Participant’s Deferred Compensation Agreement, only with respect to the Participant’s Compensation for which pre-tax contributions could not be contributed to the Thrift Savings Plan because of the Statutory Limitations. If the reduction in the Participant’s Compensation corresponding to the Supplemental Salary Deferral Contributions elected by the Participant reduces the Participant’s Compensation below one twelfth of the Statutory Compensation Limitation, a portion of such Supplemental Salary Deferral Contributions shall be matched by Supplemental Salary Matching Company Contributions under Section 3.02. Such matched Supplemental Salary Deferral Contributions shall be deemed Basic Salary Deferral Contributions for all other provisions of this Plan.
(m)    Supplemental Salary Matching Company Contributions. Officers may receive Supplemental Salary Matching Company Contributions for a Plan Year, which shall be allocated in such amounts and to such Participants in a manner consistent with Section 409A.

3.02    Accounting for Contributions
The contributions recorded by the Company shall be credited to a Participant’s Basic Salary Deferral Contributions Account and Supplemental Salary Deferral Contributions Account, at the same time as they would have been credited to the Participant’s account under the Thrift Savings Plan (as credited on the pay date) had such contributions been made under the Thrift Savings Plan.

(i)
The contributions recorded on the books of the Company pursuant to Section 3.01(d) above shall be credited to a Participant’s Basic Salary Matching Company Contribution Account at the same time as they would have been credited to the Participant’s account under the Thrift Savings Plan had such contributions been made under the Thrift Savings Plan.

(ii)
The contributions recorded on the books of the Company pursuant to Section 3.01(m) above shall be credited to a Participant’s Supplemental Salary Matching Company Contributions Account at the time that the corresponding Supplemental Salary Deferral Contributions are credited to the Plan.

(iii)
The contributions recorded by the Company shall be credited to a Participant’s Affiliated Incentive Award Contributions Account, ATIP Award Contributions Account, Dividend Equivalent Payments Contributions Account, EIP Award Contributions Account, LTIP Award Contributions Account, Mandatory Bonus Deferral Contributions Account, Optional Bonus Deferral Contributions Account, Other Contributions Account and Restricted Stock Cash Value Contributions Account, on the date such contributions are credited and accounted for as a liability under this Plan.

Unless the CEO determines otherwise, no future Basic Salary Deferral Contributions or Supplemental Salary Deferral Contributions by a Participant shall be permitted and no future Basic Salary Matching Company Contributions or Supplemental Salary Matching Company Contributions shall be made on behalf of such Participant if such Participant is no longer an Eligible Employee.

3.03    Accounts and Rate of Return

(a)
(i)    Accounts shall be credited (or debited) with earnings, gains and losses, if any, of the Deemed Investment Options selected by the Plan Administrator, with such allocation among the Deemed Investment Options as a Participant selects on his or her Deferred Compensation Agreement.

(ii)
A Participant may designate the allocation in any one of the Deemed Investment Options or may designate any combination in such multiples as specified by the Plan Administrator. The amounts credited on a Participant’s behalf under the DIP shall be allocated to the Deemed Investment Option selected by the Participant.

(iii)
The Plan Administrator may from time to time make additional Deemed Investment Options available under this Plan and may modify or remove any Deemed Investment Option that it previously made available under this Plan.

(b)    A Participant may elect to change his or her allocation among the Deemed Investment Options for a Plan Year for the aggregate of future Contributions in that Plan Year at such times and in accordance with such procedures specified by Plan Administrator.
(c)    With regard to the aggregate of a Participant’s existing Accounts, a Participant may transfer balances among the available Deemed Investment Options at such times and in accordance with such procedures specified by the Plan Administrator. Any transfers must be made in such multiples as specified by the Plan Administrator. The Plan Administrator may impose such additional rules and limitations upon transfers between Deemed Investment Options as the Plan Administrator may consider necessary or appropriate.
(d)    The Participant, on behalf of himself or herself and his or her Beneficiary, assumes all risk in connection with any deemed decrease in value of the Deemed Investment Options in accordance with the provisions of the Plan.
(e)    Notwithstanding any other provision of the Plan, the Plan Administrator shall have sole discretion with regard to the investment returns credited to a Participant’s Accounts.
3.04    Vesting of Accounts
(a)    Except as set forth in Section 3.04(c) below, a Participant is at all times fully vested in all amounts that the Participant elects to defer to the Plan.
(b)    A Participant shall vest in the Basic Salary Matching Company Contributions and Supplemental Salary Matching Company Contributions at the same time and to the same extent as such Participant is vested in Employer Matching Contributions under the Thrift Savings Plan.
(c)    A Participant is vested in his or her Restricted Stock Cash Value Contributions Account in accordance with the applicable vesting schedule set forth in the Participant’s award agreement.
3.05    Individual Accounts
The Plan Administrator shall maintain, or cause to be maintained, records showing the individual balances of each Participant’s Accounts and the vested portion thereof. At least annually, each Participant shall be furnished with a statement setting forth the value of the Participant’s Accounts.
ARTICLE IV
PAYMENT OF BENEFITS
4.01    Commencement of Payment and Timing of Distributions
(a)    In Service Distributions. Except as provided in Sections 4.02 or 4.03, payment of any portion of a Participant’s Accounts, other than the Basic Salary Deferral Contributions Account and Basic Salary Matching Company Contribution Account, for a reason other than the Participant’s Separation from Service, shall commence in accordance with the Participant’s election (if any) in the Participant’s applicable Deferred Compensation Agreement.
(b)    Timing of Distributions Upon Separation from Service. Except as provided in Sections 4.02 or 4.03, and subject to Section 4.07, payment of a Participant’s Accounts payable on account of the Participant’s Separation from Service shall commence as follows:

(i)
if payment of a Participant’s Accounts is to be made in the form of a lump sum, such payment shall be made as soon as practicable within 60 days following the Participant’s Separation from Service or, at the election of the Participant, in a Deferred Compensation Agreement or

(ii)
if payment of a Participant’s Accounts is to be made in the form of installments such payment shall be made pursuant to the Participant’s election in his or her Deferred Compensation Agreement, not later than the tenth January following the Participant’s Separation from Service; provided, however, that, effective January 1, 2018, a Participant may only elect to have payment of his or her Accounts made in five or ten annual installments following the date that payment of the Participant’s Accounts commence.

4.02    Method or Form of Payment
(a)    Payment of any portion of a Participant’s Accounts payable prior to a Participant’s Separation from Service shall be made in the form of a single lump sum.
(b)    Subject to Section 4.07, upon a Participant’s Separation from Service:

(i)
unless a Participant elects otherwise in accordance with subparagraph (iii) below, payment of the Participant’s Accounts payable on account of such Participant’s Separation from Service shall be made in the form of a single lump sum valued as of the Valuation Date prior to the date of payment;

(ii)
a Participant may elect that payment of the Participant’s Accounts attributable to the amounts credited to Participant’s Mandatory Bonus Deferral Contributions Account and Optional Bonus Deferral Contributions Account from the Executive Incentive Plan, which were credited thereunder prior to April 1, 1999 and for which Participant had elected under the Executive Incentive Plan, be paid in the form of annual cash installments for a period of years not to exceed ten;

(iii)
a Participant may elect at the time of entering into a Deferred Compensation Agreement that if a Participant’s total Account balances exceeds the limit set forth under Section 402(g) of the Code for the applicable year at the time payment commences, payment of the Participant’s Accounts payable on such Participant’s Separation from Service, shall be made in the form of annual or quarterly cash installments for a period of years, not to exceed fifteen, in lieu of a single lump sum; provided, however, that, effective January 1, 2018, a Participant may only elect to have payment of his or her Account made in five or ten annual installments following the date that payment of the Participant’s Account commences; and

(iv)
during an installment payment period, the Participant’s Accounts shall continue to be credited (or debited) with earnings, gains and losses as provided in Section 3.02. The amount of each installment shall equal the sum of the balance in the Participant’s Accounts as of the Valuation Date coincident with or immediately preceding the date of such installment’s distribution divided by the number of remaining installments (including the installment being determined).

4.03    Payment Upon Death
If a Participant dies before payment of the entire vested balance of the Participant’s Accounts, an amount equal to the unpaid portion thereof shall be payable in a single lump sum to the Participant’s Beneficiary as soon as practicable within 60 days following notification of the Participant’s death; provided, however, that payment will be made no later than December 31 of the calendar year immediately following the year of the Participant’s death. In the event the Participant has not named a Beneficiary or a designated Beneficiary does not survive the Participant, the Participant’s Accounts and death benefit (if applicable) will be distributed to the Participant’s estate.
4.04    Payment Upon the Occurrence of a Change of Control
Unless a Participant has elected an earlier distribution date in a Deferred Compensation Agreement, effective prior to the date a Change of Control occurs, upon the occurrence of a Change of Control, the Participant shall automatically receive, in a single lump sum 30 days following the date the Change of Control occurs, the entire balance credited to the Participant’s Accounts (regardless of any election made by the Participant in his or her Deferred Compensation Agreement).

4.05    Payment Upon Unforeseeable Emergency
The Participant may request, in such manner as the Plan Administrator shall prescribe, to withdraw from his Accounts such amount as is necessary to meet an Unforeseeable Emergency. The Plan Administrator shall have the sole discretion to grant or deny such a request. In determining whether the Unforeseeable Emergency distribution request should be approved, the Plan Administrator shall make such determinations consistent with the requirements of Section 409A. If an Unforeseeable Emergency distribution is made to a Participant, deferral elections under any Deferred Compensation Agreement will be cancelled. A new Deferred Compensation Agreement may be entered into by the Participant for the Plan Year following the Plan Year in which the Unforeseeable Emergency distribution is made, in a manner consistent with Section 409A.
4.06    Death Benefit
An Eligible Employee who is an Officer or is designated by the Chief Executive Officer of the Company as eligible for death benefits under this Section 4.06 shall be covered by a death benefit over and above any payment pursuant to Section 4.03. If an Eligible Employee who is an Officer or a designated Participant dies prior to a Separation from Service, or terminates employment due to Retirement, the Participant’s Beneficiary shall receive an amount equal to such Participant’s annual base salary (at the date of death or Retirement, as applicable), in a single lump sum, as soon as practicable within 60 days following notification of the Participant’s death (valued as of the Valuation Date prior to the date of payment); provided, however, that payment will be made no later than December 31 of the calendar year immediately following the year of the Participant’s death. Upon the Participant’s Retirement, such death benefit coverage shall continue in effect after the date of Retirement. Upon the Participant’s death, the benefit shall be paid in a single lump sum, to the Beneficiary last designated by the Participant as soon as practicable within 60 days following notification of such Participant’s death, valued as of the Valuation Date prior to the date of payment; provided, however, that payment will be made no later than December 31 of the calendar year immediately following the year of the Participant’s death.
For the purposes of this Section 4.06, annual base salary shall mean the Participant’s Compensation, on the date of death or, if earlier, the date of Retirement.
4.07    Six-month Delay for Specified Employees
Notwithstanding anything herein to the contrary, if a Participant is a Specified Employee, any payment under this Plan that is deemed to be a “deferral of compensation” subject to Section 409A shall be paid as soon as practicable during the seven month anniversary of such Participant’s Separation from Service, valued as of the Valuation Date prior to the date of payment, provided, however, that a payment delayed pursuant to the preceding clause shall commence earlier in the event of the Participant’s death prior to the end of such seven-month period.
4.08    Subsequent Redeferral
The Plan Administrator may permit a Participant to change the form of payment of the Participant’s Accounts and/or defer the payment of his or her Accounts to a date later than the date specified in the Deferred Compensation Agreement (with respect to Participants) by filing a written request with the Plan Recordkeeper. Such a change election shall not take effect until at least twelve months after the date on which it is made and shall be effective only if (a) the election is filed with the Plan Administrator before the Participant’s Separation from Service; (b) the election does not accelerate the timing or payment schedule of any distribution; (c) the payment commencement date in the change election is not less than five years after the date the distribution would otherwise have commenced without regard to such election; (d) the election is made at least twelve months prior to the date the distribution would have commenced and (e) the Plan Administrator approves such election.
A Participant’s distribution election on file shall become irrevocable upon the Participant’s Separation from Service.

ARTICLE V
PLAN ADMINISTRATION
5.01    Responsibility for Account Determination
The Accounts credited (or debited) on behalf of a Participant or Beneficiary under this Plan shall be determined either by the Plan Administrator, as provided in Section 5.02 below, or such other party as is authorized under the terms of any grantor trust.
5.02    Duties of Plan Administrator
To the extent a Participant’s or Beneficiary’s vested Accounts balance is payable from the Plan, the Plan Administrator shall have sole discretionary authority to make any legal or factual determinations, resolve any question which shall arise under the Plan as to any person’s eligibility for benefits, the calculation of benefits, the form, commencement date, frequency, duration of payment or the identity of the Beneficiary. Such question shall be resolved by the Plan Administrator under rules uniformly applicable to all person(s) or employee(s) similarly situated. Any determinations, approvals or actions that are performed or taken by the Plan Administrator, Board or the CEO in connection with the Plan shall be deemed to be performed in the sole discretion of such person or entity.

5.03    Procedure for Payment of Benefits under the Plan
With respect to any benefit to which a Participant or Beneficiary is entitled under this Plan, the Plan Administrator (a) shall direct the commencement of benefit payments hereunder in accordance with the applicable procedures established by the Company and/or the Plan Administrator regarding the disbursement of amounts from the general funds of the Company.
ARTICLE VI
GENERAL PROVISIONS
6.01    Funding
(a)    All amounts payable in accordance with this Plan shall constitute a general unsecured obligation of the Company. Such amounts shall be paid out of the general assets of the Company, to the extent not paid from the assets of any trust established pursuant to paragraph (b) below. The Plan Administrator may determine, in its sole discretion, whether any administrative costs relating to the Plan shall be allocated to Participants’ Accounts, and such Accounts shall be reduced by the allocated costs.
The payment of a Participant’s Accounts shall be an obligation of the Affiliated Company that employs the Participant on the date of his or her Separation from Service.
(b)    The Company may establish a grantor trust for the benefit of Participants in the Plan.
(c)    Notwithstanding the foregoing sentence, the Company shall, upon a Potential Change of Control, (1) establish a grantor trust for the benefit of the Participants if one is not already in existence and (2) assure that the funds in such trust are at least equal to the sum of the Participant’s Accounts, as well as any other liabilities of the Plan in excess of such Accounts, if any, incurred as of the date of the Potential Change of Control. The assets placed in such trust shall be held separate and apart from other Company funds and shall be used for the purposes set forth in the Plan and the applicable trust agreement, subject to the following conditions:

(i)	the creation of such trust shall not cause the Plan to be other than “unfunded” for purposes of Title I of ERISA;

(ii)	the Company shall be treated as “grantor” of such trust for purposes of Section 677 of the Code;

(iii)
the agreement of such trust shall provide that its assets may be used upon the insolvency or bankruptcy of the Company to satisfy claims of the Company’s general creditors and that the rights of such general creditors are enforceable by them under federal and state law;

(iv)	without in any way limiting the choice of assets thereunder, such trust may invest in life insurance policies; and

(v)	the establishment, operation and funding of the trust shall comply with applicable law, including, without limitation, Section 409A.
6.02    Discontinuance and Amendment
The Company reserves the right, by action of the Board of Trustees, to discontinue the crediting of benefits under the Plan at any time; and further reserves the right, by action of the Board of Trustees or the Plan Administrator, to modify or amend the Plan, in whole or in part, at any time. However, no modification, amendment, or discontinuance shall adversely affect the right of any Participant to receive the benefits credited under the Plan as of the date of such modification, amendment or discontinuance, and no modification or amendment by action of the Plan Administrator shall have a material effect on the benefits payable under the Plan.
6.03    Termination of Plan
The Company reserves the right, by action of the Board of Trustees, to terminate the Plan at any time, provided, however, that no termination shall be effective retroactively. As of the effective date of termination of the Plan:
(a)    the benefits of any Participant or Beneficiary whose benefit payments have commenced shall continue to be paid; and
(b)    no further Basic Salary Deferral Contributions, Supplemental Salary Deferral Contributions, Mandatory Bonus Deferral Contributions, Optional Bonus Deferral Contributions, Other Contributions, Basic Salary Matching Company Contributions or Supplemental Salary Matching Company Contributions, EIP Award Contributions, ATIP Award Contributions, LTIP Award Contributions, or Affiliated Incentive Award Contributions shall be credited on behalf of any Participant whose benefits have not commenced, and such Participant and the Participant’s Beneficiary shall retain the right to benefits hereunder. Earnings, gains and losses shall continue to be credited (or debited) in accordance with Section 3.02 until payment of a Participant’s Accounts has been made under the terms of the Plan in effect immediately prior to the date the Plan is terminated. All other provisions of this Plan shall remain in effect.
Distributions upon termination or partial termination of this Plan shall be made in a manner consistent with Section 409A.
6.04    Plan Not a Contract of Employment
This Plan is not a contract of employment, and the terms of employment of any Participant shall not be affected in any way by this Plan or related instruments, except as specifically provided therein. The establishment of this Plan shall not be construed as conferring any legal rights upon any person for a continuation of employment, nor shall it interfere with the rights of the Company to discharge any person and to treat such person without regard to the effect which such treatment might have upon such person under this Plan. Each Participant and all persons who may have or claim any right by reason of the Participant’s participation in this Plan shall be bound by the terms of this Plan and all agreements entered into pursuant thereto.
6.05    Withholding Taxes
The Company shall have the right to deduct from each payment to be made under the Plan any required withholding taxes.
6.06    Nonalienation
Subject to any applicable law, no benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt to do so shall be void, nor shall any such benefit be in any manner liable for or subject to garnishment, attachment, execution or levy, or liable for or subject to the debts, contracts, liabilities, engagements or torts of the person entitled to such benefits.

6.07    Assumption of Liabilities
Notwithstanding any Plan provision to the contrary, at the sole discretion and direction of the Board of Trustees, the Plan may assume liabilities with respect to benefits accrued by a Participant under a plan maintained by such Participant’s former employer, and upon such assumption such liabilities shall become the obligation of the Company.
6.08    Code Section 409A
This Plan is intended to satisfy the applicable requirements of Section 409A and shall be performed and interpreted consistent with such intent. If the Plan Administrator determines, in good faith, that any provision of this Plan does not satisfy such requirements or could otherwise cause any person to recognize additional taxes, penalties or interest under Section 409A, the Plan Administrator shall modify, to the maximum extent practicable, the original intent of the applicable provision without violation of the requirements of Section 409A (“Section 409A Compliance”), and, notwithstanding any provision herein to the contrary, the Plan Administrator shall have broad authority to amend or to modify the Plan, without advance notice to or consent by any person, to the extent necessary or desirable to ensure Section 409A Compliance. Nothing in this Plan shall be construed as a guarantee of any particular tax treatment to any Participant.  Each Participant shall be solely responsible for the tax consequences with respect to any amounts payable under the Plan, and in no event shall the Company have any responsibility or liability if any amounts payable under the Plan do not meet any applicable requirements of Section 409A. Any determinations by the Plan Administrator shall be final and binding on all parties.
6.09    Claims and Review Procedure
(a)    Claims for benefits and inquiries concerning the Plan (or concerning present or future rights to benefits under the Plan) must be submitted in writing to the Plan Administrator. A claim for benefits must be submitted and signed by the Participant or, in the case of a benefit payable after his or her death, by his or her Beneficiary, or a duly authorized legal representative.
(b)    In the event that a claim for benefits is denied in whole or in part, the Plan Administrator will notify the applicant or his or her designee in writing of the denial and of the right to review of the denial. The written notice will set forth, in a manner calculated to be understood by the applicant, specific reasons for the denial, specific references to the provisions of the Plan on which the denial is based, a description of any information or material necessary for the claimant to perfect the application, an explanation of why the material is necessary, and an explanation of the review procedure under the Plan. The written notice from the Plan Administrator will be given to the claimant within a reasonable period of time, not more than 90 days, after the Plan Administrator received the initial claim, unless special circumstances require further time for processing and the claimant is advised of the need and reason for the extension within the first 90-day period. The claimant will also be informed of the date by which the Plan Administrator expects to render the decision. In no event will the initial decision be given more than 180 days after the Plan Administrator received the claim. The Plan Administrator has the authority to act with respect to any appeal from a denial of benefits or a determination of benefit rights.
(c)    A claimant whose application for benefits was denied in whole or part, or the claimant’s duly authorized representative, may appeal the denial by submitting to the Plan Administrator a request for a review of the claim within 60 days after receiving written notice of the denial from the Plan Administrator. The Plan Administrator will give the claimant or his or her designee an opportunity to review pertinent materials, other than legally privileged documents, in preparing the request for a review. The request for a review must be in writing and addressed to the Plan Administrator. The request for a review shall set forth all of the grounds on which it is based, all facts in support of the request and any other matters that the claimant deems pertinent. The Plan Administrator may require the claimant to submit such additional facts, documents or other materials as it may deem necessary or appropriate in making its review.
(d)    The Plan Administrator will act on each request for a review within 60 days after receipt, unless special circumstances require further time for processing by the Plan Administrator and the claimant is advised of the need and reason for the extension. In no event will the decision on review be rendered more than 120 days after the Plan Administrator received the request for a review. The Plan Administrator will give prompt written notice of its decision to the claimant. In the event that the Plan Administrator confirms the denial of the claim for benefits in whole or in part, the notice will set forth, in a manner calculated to be understood by the claimant, the specific reasons for the decision and specific references to the provisions of the Plan on which the decision is based.
(e)    The Plan Administrator has sole discretionary authority to administer the plan, including interpreting the terms, determining eligibility for, entitlement to and amount of benefits under the Plan, determining any facts and resolving any questions relevant to administration of the Plan and remedying and correcting any ambiguities, inconsistencies or omissions in the Plan. Any action taken by the Plan Administrator pursuant to such discretionary authority shall be conclusive and binding on all participants, beneficiaries and others.
The Plan Administrator shall adopt such rules, procedures and interpretations of the Plan as deemed necessary or appropriate in carrying out the Plan Administrator responsibilities under this Section.
(f)    No legal action for benefits under the Plan may be brought unless and until the claimant has submitted a written claim for benefits in accordance with paragraph (a), has been notified by the Plan Administrator that the claim is denied, has filed a written request for a review of the claim in accordance with paragraph (c), and has been notified in writing that the Plan Administrator has affirmed the denial of the claim; provided, however, that legal action may be brought after the Plan Administrator has failed to take any action on the claim within the time prescribed by paragraphs (b) and (d) above.
6.10    Construction
(a)    The Plan is intended to constitute an unfunded deferred compensation arrangement maintained for a select group of management or highly compensated employees within the meaning of Sections 201(2), 301(a)(3), and 401(a)(1) of ERISA, and all rights under this Plan shall be governed by ERISA. A Participant’s Accounts shall represent at all times an unsecured contractual obligation of the Company or the relevant Affiliated Company that employed the Participant on the date of his or her Separation from Service.
(b)    Subject to the preceding sentence, the Plan shall be construed, regulated and administered under the laws of the State of New York; to the extent such laws are not superseded by applicable federal law.
(c)    The illegality of any particular provision of this document shall not affect the other provisions and the document shall be construed in all respects as if such invalid provision were omitted.
(d)    The headings and subheadings in the Plan have been inserted for convenience of reference only, and are to be ignored in any construction of the provisions thereof.
6.11    Adoption by Affiliated Companies
(a)    Any Affiliated Company may adopt this Plan with the consent of the Board of Trustees. Upon the effective date of the adoption of the Plan by the Board of Trustees with respect to an Affiliated Company that adopts the Plan, such adopting Affiliated Company delegates all administrative responsibilities under the Plan to the Company, the Chief Executive Officer of the Company and the Plan Administrator.
(b)    Any Affiliated Company that has adopted the Plan may withdraw its adoption of the Plan with the approval of the Board of Directors of the Affiliated Company and the approval of the Board of Trustees, at any time without affecting other Participants in the Plan by delivering to the Plan Administrator a certified copy of resolutions of the board of directors of the Affiliated Company to that effect. The Company may, in its sole discretion, terminate the participation in the Plan of any Affiliated Company at any time such Affiliated Company fails to discharge its obligations under the Plan.
(c)    Any grantor trust established pursuant to Section 6.01 of the Plan may provide that separate sub trusts shall be created to fund the benefits of the Participants of each Affiliated Company that has adopted the Plan, that assets held in a sub trust with respect to the obligations of an Affiliated Company shall be available only to satisfy the liabilities of such Affiliated Company under the Plan and that any assets held in a sub trust with respect to the obligations of an Affiliated Company under the Plan will be subject to the claims of only

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that Affiliated Company’s general creditors under federal and state law in the event of such Affiliated Company’s insolvency.

IN WITNESS WHEREOF, the undersigned has executed this instrument this 5th day of December, 2019.

CONSOLIDATED EDISON COMPANY OF NEW YORK, INC.

/s/ Nancy Shannon
Nancy Shannon
Vice President, Human Resources

APPENDIX A

(Affiliated Companies that have adopted the Plan)

(a)	Orange and Rockland Utilities, Inc.

(b)	Con Edison Transmission, Inc.

(c)	Con Edison Clean Energy Businesses, Inc. (CEB)